EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of 180 Connect Inc.:
1. Form S-8 (No. 333-147749);
2. Form S-3 (No. 333-146337);
3. Form S-3 (No. 333-142319); and
4. Form S-3 (No. 333-124141)
of our report dated March 27, 2008, with respect to the consolidated financial statements and schedule of 180 Connect Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Denver, Colorado	/s/ Ernst & Young LLP
March 27, 2008